RENASANT BANK

DIRECTORS’ DEFERRED FEE PLAN

RENASANT BANK

DIRECTORS’ DEFERRED FEE PLAN

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Article 10 - General Provisions	10
Committee	10
No Assignment	11
Incompetence	11
Identity	11
Other Benefits	11
Expenses	11
Insolvency	12
Termination	12
Separation from Service after Change in Control	12
Amendment or Modification	12
Construction	12
Governing Law	13
Severability	13
Headings	13
Terms	13
409A Compliance	13
Payments Upon Income Inclusion Under 409A	13
Special Election	13
Transitional Provisions	14

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RENASANT BANK

DIRECTORS’ DEFERRED FEE PLAN

Renasant Bank, a financial institution with its principal place of business in Tupelo, Mississippi (the “Bank”), and its parent, Renasant Corporation (the “Company”), hereby consolidate, amend and restate, in their entirety, the Directors’ Deferred Compensation Plan – A maintained by Renasant Bank and the Directors’ Executive Deferred Compensation Plan – B maintained by Renasant Bank (collectively, the “Prior Plans”). This consolidation, amendment and restatement are made pursuant to Article 9.1 of the Prior Plans. This amended and restated Plan is an unfunded arrangement and is intended to comply with Internal Revenue Code Section 409A.

This Plan amendment and restatement is effective January 1, 2007, or such earlier date or dates as may be provided herein, and shall represent the restatement and continuation of the Prior Plans. This Plan amendment and restatement is intended to comply with Code Section 409A and the regulations and other guidance promulgated thereunder.

Article 1 - Definitions

1.1 Account.

The bookkeeping account established for each Participant as provided in Section 5.1 hereof.

1.2 Administrator.

The appropriate officers of the Bank, who shall act as the Administrator hereunder.

1.3 Affiliate.

Any corporation or other entity, 50% of the equity securities of which are owned, directly or indirectly, by the Company.

1.4 Board or Board of Directors.

The Board of Directors of the Company, who may act through the Compensation Committee thereof.

1.5 Change in Control.

The term “Change in Control” shall mean and be deemed to occur upon a Change in Ownership, a Change in Effective Control or a Change in the Ownership of Assets. For this purpose:

(a) A “Change in Ownership” means that a person or group acquires, directly or indirectly in accordance with Code Section 318, more than 50% of the aggregate fair market value or voting power of the capital stock of the Company, including for this purpose capital stock previously acquired by such person or group; provided, however, that a Change in Ownership shall not be deemed to occur hereunder if, at the time of any such acquisition, such person or group owns more than 50% of the aggregate fair market value or voting power of the Company’s capital stock.

(b) A “Change in Effective Control” means that (i) a person or group acquires (or has acquired during the immediately preceding twelve (12)-month period ending on the date of the most recent acquisition by such person or group), directly or indirectly in accordance with Code Section 318, ownership of the capital stock of the Company possessing 35% or more of the total voting power of the Company, or (ii) a majority of the members of the Board of Directors of the Company is replaced during any twelve (12)-month period, whether by appointment or election, without endorsement by a majority of the members of the Board prior to the date of such appointment or election.

(c) A “Change in the Ownership of Assets” means that any person or group acquires (or has acquired during the immediately preceding twelve (12)-month period ending on the date of the most recent acquisition) assets of the Company with an aggregate gross fair market value of not less than 40% of the aggregate gross fair market value of the assets of the Company immediately prior to such acquisition. For this purpose, gross fair market value shall mean the fair value of the affected assets determined without regard to any liabilities associated with such assets.

The Board of Directors shall certify that a Change in Control has occurred hereunder in a manner consistent with the provisions of Code Section 409A.

1.6 Code.

The Internal Revenue Code of 1986, as amended, including any rule, regulation or other applicable guidance promulgated thereunder.

1.7 Company.

Renasant Corporation or any successor thereto.

1.8 Deferrals.

The portion of Fees that a Participant elects to defer in accordance with Article 3 hereof.

1.9 Deferral Election.

The separate agreement, submitted to the Board, by which a Director agrees to participate in the Plan and make Deferrals thereto.

1.10 Director.

A member of the Board of Directors of the Company, the Bank or an Affiliate designated in accordance with Section 2.1 hereof, provided that such member is not also a common law employee of the Company, the Bank or any Affiliate.

1.11 Disability.

A Participant shall be considered disabled if:

(a) The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b) The Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under a separate accident and health plan, provided such coverage is consistent with the definitional requirements of Code Section 409A.

1.12 Effective Date.

January 1, 2007, except as may be earlier provided herein.

1.13 ERISA.

The Employee Retirement Income Security Act of 1974, as amended.

1.14 Fees.

A Director’s retainer, meeting or other fees or remuneration designated in accordance with Section 3.4 hereof.

1.15 Investment Fund.

Each investment(s) which serves as a means to measure value, increases or decreases with respect to a Participant’s Accounts.

1.16 Participant.

A Director for whom an Account is maintained hereunder.

1.17 Payment Date.

May 15th or November 15th or the first business day thereafter.

1.18 Plan Year.

January 1st through December 31st.

1.19 Retirement.

Retirement means that a Participant has ceased to serve as a Director of the Company or the Bank or an Affiliate, as the case may be, on or after age 72, and has otherwise Separated from Service within the meaning of Code Section 409A.

1.20 Separation from Service or Separated from Service.

Cessation of service as a Director within the meaning of Code Section 409A.

Article 2 - Participation

2.1 Designation of Participants.

Without the necessity of further action, Directors of the Company and the Bank shall participate hereunder. In addition, the Board may designate one or more Affiliates, the Directors of which may participate hereunder.

2.2 Conditions of Participation.

As a condition of participation hereunder, each Director may be required to consent to the issuance of one or more policies of insurance on his or her life, in such form, in such face amount, and at such times as the Board may request, and shall consent to such physical examinations or other requirements to be insured as may be imposed by any insurer designed by the Board. If a Director does not timely provide such consent, he or she shall not participate hereunder or his or her participation shall cease. Any Account maintained for such Director shall be held subject to the provisions of Section 2.4 hereof.

2.3 Commencement of Participation.

Each Director shall become a Participant hereunder as of the date on which his or her Deferral Election first becomes effective, or as of January 1, 2005, to the extent he or she was a participant in the Prior Plans.

2.4 Loss of Status.

A Participant who is no longer a Director shall not be permitted to submit a Deferral Election and all Deferrals for such Participant shall cease. Amounts credited to the Account of such a Participant shall continue to be held, pursuant to the terms of the Plan and shall be distributed as provided in Article 6 hereof.

Article 3 - Contributions

3.1 Deferral Elections - General.

A Participant’s Deferral Election for a Plan Year is irrevocable for such year. Amounts deferred under the Plan shall not be made available to a Participant, except as expressly provided herein, and shall reduce such Participant’s Fees in accordance with the provisions of his or her applicable Deferral Election. Any Deferral Election hereunder shall comply with the requirements of this Article 3 and shall designate: (a) the amount of Fees to be deferred, (b) the time of the distribution, and (c) the form of the distribution.

3.2 Time of Election.

A Deferral Election shall be void if it is not made in a timely manner as follows:

(a) A Deferral Election must be submitted to the Company or its designee before the beginning of the calendar year during which the amount to be deferred will be earned, or at such time or times as may be specified by the Administrator. As of December 31st of each calendar year, any such Deferral Election shall be irrevocable for the immediately succeeding calendar year.

(b) Notwithstanding the foregoing and in the discretion of the Company, in a year in which a Director is first eligible to participate hereunder, and provided that such Director is not eligible to participate in any other account balance arrangement maintained by the Company, the Bank or an Affiliate that is subject to Code Section 409A, such Deferral Election shall be submitted within thirty (30) days after the date on which a Director is first eligible to participate, with respect to Fees to be earned during the remainder of the calendar year.

3.3 Distribution Elections.

At the time a Participant makes a Deferral Election, he or she must also elect the time of the distribution by establishing one or more In-Service Account(s) or Retirement Account(s) as provided in Article 5 hereof.

3.4 Additional Requirements.

The elections permitted under this Article 3 shall comply with the following additional requirements:

(a) Deferrals may be made in stated dollar amounts or percentages, with such additional limitations as determined by the Board.

(b) The Board may specify the types of remuneration eligible for deferral hereunder or the amount of any type of remuneration eligible for deferral.

(c) The minimum deferral period for an In-Service Account shall be three (3) years.

3.5 Crediting of Contributions.

Deferrals shall be credited to a Participant’s Account as soon as administratively feasible following the date on which such Contributions would otherwise be paid.

Article 4 - Vesting

A Participant shall be one hundred percent (100%) vested in his or her Account maintained hereunder.

Article 5 - Accounts

5.1 Accounts.

The Company shall establish and maintain a bookkeeping account in the name of each Participant. The Company shall also establish sub-accounts as provided in subsections (a) and (b), below, as elected by the Participant pursuant to Article 3. A Participant may have a maximum of ten (10) sub-accounts at any time.

(a) A Participant may establish one or more Retirement Account(s) (“Retirement sub-accounts”) by designating as such on the Participant’s Deferral Election. Each Participant’s Retirement sub-account shall be credited with Deferrals (as specified in the Participant’s Deferral Election), and Company Discretionary Contributions and the Participant’s allocable share of any earnings or losses on the foregoing. Each Participant’s Retirement sub-account shall be reduced by any distributions hereunder.

(b) A Participant may elect to establish one or more In-Service Accounts (“In-Service sub-accounts”) by designating as such in the Participant’s Deferral Election the year in which payment shall be made. Each Participant’s In-Service sub-account shall be credited with Deferrals (as specified in the Participant’s Deferral Election), and the Participant’s allocable share of any earnings or losses on the foregoing. Each Participant’s In-Service sub-account shall be reduced by any distributions hereunder.

(c) Except as provided in Section 10.20 hereof, a Participant’s interest in the Prior Plans shall be designated as a Retirement sub-account or an In-Service sub-account, as the case may be, not later than December 31, 2007, or as may be earlier required by the Administrator.

(d) The Administrator may elect to establish one or more sub-accounts to the extent necessary or appropriate hereunder and may provide that any such sub-account shall be aggregated with a Participant’s Retirement sub-account or In-Service sub-account for purposes of distribution or other administration hereunder.

5.2 Investments, Gains and Losses.

(a) Except as provided in Section 10.20 hereof, a Participant shall direct the investment and reinvestment of his or her Account in one or more Investment Funds as selected by the Administrator or its designee in multiples of one percent (1%). The Administrator or its designee may, from time to time, change the Investment Funds for purposes of this Plan.

(b) The Administrator its designee shall adjust the amounts credited to each Participant’s Account to reflect Deferrals, investment experience, distributions and any other appropriate adjustments. Such adjustments shall be made as frequently as is administratively feasible.

(c) A Participant may change his or her selection of Investment Funds no more than twelve (12) times each Plan Year with respect to his or her Account or sub-accounts by filing a new election in accordance with procedures established by the Administrator. An election shall be effective as soon as administratively feasible following the date of the change as indicated by the Participant in a form prescribed by the Administrator. In addition to the foregoing, the Administrator or its designee may impose further limitations on transfers from one Investment Fund to another, may restrict Participants who may direct the investment of their Accounts in one or more Investment Funds hereunder, and may impose such additional procedures or restrictions as may be necessary or appropriate.

(d) Notwithstanding the Participant’s ability to designate the Investment Fund in which his or her deferred Fees shall be deemed invested, neither the Company, the Bank nor an Affiliate shall have any obligation to invest any funds in accordance with the Participant’s election or to acquire any interest in an Investment Fund. Participants’ Accounts shall merely be bookkeeping entries on the Company’s, the Bank’s or an Affiliate’s books, as the case may be, and no Participant shall obtain any property right or interest in any Investment Fund. Investment experience hereunder shall be notional only, and shall be measured for the sole purpose of making the adjustments contemplated under subparagraph (b) hereof.

Article 6 - Distributions

6.1 Distribution Election.

Each Participant shall designate in his or her Deferral Election (a) the form of his or her distribution applicable to such Deferral, and (b) the time of his or her distribution by indicating the type of sub-account applicable to such Deferral.

6.2 Distributions From an In-Service Account.

In-Service sub-account distributions shall begin the earlier of:

(a) May 15th of the calendar year designated by the Participant on a properly submitted Deferral Election or the first business day thereafter; or

(b) The Payment Date that coincides with or immediately follows the first day of the seventh month following Participant’s Retirement, or if such Participant is not a key employee within the meaning of Code Section 409A on such date, on the Payment Date that coincides with or immediately follows such Retirement.

If payment commences in the calendar year designated by the Participant, payment shall be in a lump-sum. If payment commences on or after Retirement, affected sub-accounts shall be distributed based on the Retirement sub-account with the shortest installment period maintained within the Participant’s Account. If no Retirement sub-accounts are maintained within the Participant’s Account, affected sub-accounts shall be distributed in a lump sum.

6.3 Distributions Upon Retirement.

Upon Retirement, the Participant’s Retirement sub-account(s) shall be distributed or distribution shall commence on the Payment Date that coincides with or immediately follows (a) the first day of the seventh month following such Retirement, or (b) to the extent such Participant is not deemed to be a key employee within the meaning of Code Section 409A, the Payment Date that coincides with or immediately follows his or her Retirement.

Distribution shall be made either in a lump-sum payment or annual installment payments over a period not more than fifteen (15) years, as elected by the Participant. If a Participant fails to properly designate the form of the distribution, the sub-account shall be paid in a lump-sum payment.

6.4 Installment Payments.

The amount of any annual installment payment made hereunder shall be determined by multiplying the Participant’s Account or sub-account by a fraction, the denominator of which in the first year of payment equals the number of years over which benefits are to be paid, and the numerator of which is one (1). The amount payable for each succeeding year shall be determined by multiplying the Participant’s Account or sub-account as of the applicable anniversary of the payout by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1).

The first annual installment payment shall be made as of the Payment Date determined in Section 6.3 hereof; each subsequent annual payment shall be made as of such Payment Date in each succeeding calendar year.

6.5 Distributions Due to Other Separation from Service.

If the Participant has a Separation from Service for any reason other than Retirement, death or Disability, the aggregate amount credited to his or her Account, including any In-Service sub-account, shall be paid to the Participant in a lump-sum as of the Payment Date that coincides with or immediately follows (a) the first day of the seventh month following Participant’s Separation from Service, or (b) if the Participant is not a key employee within the meaning of Code Section 409A, the Payment Date that coincides with or immediately follows the date of such separation.

6.6 Distributions upon Disability.

Upon a Participant’s Disability, all amounts credited to his or her Account, including any In-Service sub-account, shall be paid to the Participant in a lump sum, as of the Payment Date that coincides with or immediately follows the determination of such Disability.

6.7 Distributions upon Death Prior to Retirement.

(a) Upon the death of a Participant prior to the Participant’s Retirement under this Plan, benefits hereunder shall be paid to the Participant’s beneficiary or beneficiaries, as determined under Article 7 hereof.

(b) Except as otherwise provided in subsection (c) hereof, the amount of a death benefit payable hereunder shall equal the aggregate amount credited to a deceased Participant’s Account, determined as of the time of distribution; such amount shall be paid in the form of a lump sum at the time prescribed under subsection (d) hereof.

(c) The beneficiary or beneficiaries of a deceased Participant listed in Schedule A hereto shall receive, in addition to the amount determined under subsection (b) hereof, the preretirement death benefit set forth on Schedule A hereof; provided, however, that such benefit shall be contingent upon all of the following:

(i) That such beneficiary or beneficiaries shall consent to the reduction of the deceased Participant’s Account in an amount equal to the Exchange Amount listed on Schedule A hereto; and

(ii) That the deceased Participant was a Director, had not incurred a Separation from Service, and had completed all deferrals required under a plan agreement in force under the terms of the Prior Plans as of the date of his or her death; and

(iii) That the Participant’s death was due to causes other than suicide within two (2) years of the date of his or her latest consent to be insured or within two (2) years of the date of any subsequent additional death benefits being granted; and

(iv) That the Participant’s death is determined not to be from a bodily or mental cause or causes, information about which was withheld, or knowingly concealed, or falsely provided by the Participant when requested by the Company to furnish evidence of good health upon the Participant’s enrolling in the Plan or upon an application for an increase in death benefits; and

(v) That proof of death in such form as determined acceptable by the Company is furnished.

Benefits payable under this subsection (c) shall be paid in the form of 180 substantially equal monthly installments.

(d) Death benefits payable hereunder shall commence or payment shall be made as of the Payment Date that coincides with or immediately follows the date of a Participant’s death. If paid in the form of installments, each subsequent annual installment shall be paid as of such Payment Date in each succeeding calendar year.

6.8 Distributions upon Death On or After Separation from Service.

Upon the death of a Participant on or after a Participant’s Separation from Service, all amounts then credited to his or her Account, if any, shall be paid in the form of a lump sum as of the Payment Date that coincides with or immediately follows the Participant’s date of death.

6.9 Changes to Distribution Elections.

A Participant shall be permitted to elect to change the form or timing of the distribution of one or more sub-accounts to the extent permitted by the Company and in accordance with the requirements of Code Section 409A(a)(4)(C), including the requirements that: (a) a redeferral election may not take effect until at least twelve (12) months after such election is filed with the Company; (b) a redeferral election must result in the first distribution subject to the election being made at least five (5) years after the previously elected date of distribution; and (c) any redeferral election affecting a distribution at a fixed date must be filed with the Company at least twelve (12) months before the first scheduled payment under the previous fixed date distribution election. Once a sub-account begins distribution, no changes with respect to such sub-account shall be permitted hereunder. For purposes of this Section 6.9, a series of installment payments shall be treated as a single payment.

Notwithstanding any provision of the Plan or any election to the contrary, no acceleration of the time or schedule of payments under the Plan shall occur except as permitted under both this Plan and Code Section 409A(a)(3).

6.10 Small Benefits.

Notwithstanding any provision of the Plan to the contrary, if the value of a Participant’s Account at the time of his or her Separation from Service or death is $10,000 or less, and he or she is not entitled to receive a Pre-Retirement Death Benefit in accordance with Section 6.7 hereof, such Participant or his or her beneficiary or beneficiaries shall be paid the value of such account in the form of a lump sum as of the Payment Date that coincides with or immediately follows such separation or death.

6.11 Delay in Payment.

(a) Notwithstanding any provision of this Article VI to the contrary, payment of a benefit hereunder may be delayed by the Administrator for any reason until the later of (i) the last day of the calendar year in which any such benefit is otherwise payable, or (ii) the fifteenth (15) day of the third calendar month following the date on which any such benefit is otherwise payable. Payment of a benefit hereunder may be further delayed if the Company (or its designee) determines that such delay is necessitated on account of an administrative contingency in accordance with the provisions of Code Section 409A.

(b) To the extent the Company reasonably anticipates that any payment hereunder would violate federal securities laws or any other applicable law, except any provision of the Code imposing taxes, penalties, or interest, payment shall be delayed until the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation.

Article 7 - Beneficiaries

7.1 Beneficiaries.

Each Participant may from time to time designate one or more persons (who may be any one or more members of such person’s family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under the Plan. Such designation shall be made in a form prescribed by the Administrator. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation in a form prescribed by the Administrator. If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant’s estate. If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated in the applicable form. If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

7.2 Lost Beneficiary.

All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid. If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts may be forfeited. Any such presumption of death shall be final, conclusive and binding on all parties.

Article 8 - Funding

Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Company, the Bank or any Affiliate and the Participants, their beneficiaries or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Company, the Bank or any Affiliate, as the case may be, subject to the claims of their respective general creditors. To the extent any person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company, the Bank or an Affiliate, as the case may be. The Company, the Bank or any Affiliate shall be designated the owner and beneficiary of any investment acquired in connection with any obligation under this Plan.

This Plan, the Participants of which are exclusively independent contractors as to the Company, the Bank and their Affiliates, shall not be subject to the provisions of ERISA.

Article 9 - Claims Administration

Any claim arising hereunder shall be resolved by a majority of the members of the Committee; any decision by the Committee hereunder shall be final and binding on all persons.

Article 10 - General Provisions

10.1 Committee.

(a) The Committee is expressly empowered to limit the amount or type of Fees that may be deferred; to interpret the Plan and any related form or summary, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Company, the Bank or an Affiliate it deems necessary to determine whether the Company, the Bank or any Affiliate, as the case may be, may be considered insolvent under state law or subject to a proceeding in bankruptcy; to determine the amount and form of benefits payable hereunder; and to take all other necessary and proper actions hereunder.

(b) Any employees or officers of the Company, the Bank or an Affiliate acting as the Administrator hereunder shall be indemnified and saved harmless by the Company, the Bank or an Affiliate, as the case may be, from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in good faith in connection with the administration of the Plan, including all expenses reasonably incurred in its defense in the event a defense is not provided.

(c) To the extent consistent with applicable law and stock exchange rules, the Committee may delegate to the appropriate officers of the Company or the Bank any of the power or authority afforded to the Committee hereunder. Without the necessity of further action, the Committee be deemed to have delegated:

(i) To the investment committee appointed to monitor and designate the investment options available from time to time under the Bank’s 401(k) plan the authority to add, replace or eliminate Investment Funds hereunder and to adopt such procedural rules as may be reasonably necessary to administer investment directions with respect to such funds; and

(ii) To the appropriate officers of the Company or the Bank, the authority to administer deferral and investment elections and distributions and other payments hereunder and to take such other ministerial actions as may be necessary or appropriate to administer the Plan; and

(iii) To the appropriate officers of the Company or the Bank, the authority to make such ministerial amendments to this Plan or any deferral or investment election or other ancillary form or document related to this Plan to the extent reasonably necessary to facilitate its administration and to make such other amendments as may be required to ensure that the Plan is deemed an unfunded plan of deferred compensation within the meaning of the Code or ERISA or as may be reasonably necessary to comply with the provisions of Code Section 409A.

(d) Any power or authority granted to the Committee hereunder may be exercised by the Board in lieu thereof, in its sole discretion.

10.2 No Assignment.

Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Committee, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

10.3 Incompetence.

If the Committee determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Committee to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Committee.

10.4 Identity.

If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Committee or the Administrator, as the case may be, shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Committee or the Administrator, as the case may be, shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Committee or the Administrator, as the case may be, incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

10.5 Other Benefits.

The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

10.6 Expenses.

All expenses incurred in the administration of the Plan, shall be paid by the Company, the Bank or an Affiliate thereof.

10.7 Insolvency.

Should the Company, the Bank or an Affiliate be considered insolvent, the payment of benefits to a Participant hereunder who is a Director of any such entity shall cease and such Director shall be deemed a general unsecured creditor of such entity with respect his or her affected benefits hereunder.

10.8 Termination.

Except as expressly provided herein, the Board of Directors of the Bank may, at any time, terminate the Plan in whole or in part, except that no such termination shall have any retroactive effect to reduce any amount then allocated to a Participant’s Accounts, without an affected Participant’s prior written consent.

In the event that this Plan is terminated prior to the occurrence of a Change in Control, distribution of the amounts credited to a Participant’s Accounts shall not be accelerated but shall be paid at such time and in such manner as determined under the terms of the Plan immediately prior to termination, as if the Plan had not been terminated. Notwithstanding anything to the contrary contained herein, the Board of Directors of the Bank may direct the distribution of all Participants’ Accounts no earlier than twelve (12) calendar months from the date of such termination and no later than twenty-four (24) calendar months from the date of the Plan termination in the form of a lump sum payment, provided that such distribution satisfies any additional requirements as may be imposed by Code Section 409A.

This Plan may be terminated by the Board of Directors or a successor thereto after the occurrence of a Change in Control; provided, however, that Accounts hereunder shall be paid at such time and in such manner as determined under the terms of the Plan immediately prior to such termination.

10.9 Separation from Service after Change in Control.

In the event a Change in Control occurs and a Separation from Service occurs within the twenty-four (24)-month period thereafter, notwithstanding any provision of this Plan to the contrary, each affected Participant’s Accounts shall be aggregated and paid in five annual installment payments. The amount of each such annual payment shall be determined in accordance with Section 6.4 hereof. The first such payment shall be made as of (a) the Payment Date that follows the seventh (7th) month after such Separation from Service, if the affected Participant is a key employee as of the date of such separation, determined in accordance with Code Section 409A, or (b) the Payment Date that coincides with or immediately follows such separation, if an affected Participant is not such a key employee. Each succeeding payment shall be made as of the Payment Date determined in accordance with Section 6.4 hereof.

10.10 Amendment or Modification.

The Committee or the Board of Directors of the Bank may, at any time, amend or modify the Plan, in whole or in part, except that no amendment or modification shall have any retroactive effect to reduce any amounts then allocated to a Participant’s Accounts or the time or times at which distribution is required under Sections 10.8 or 10.9 hereof, or otherwise result in a time or method of payment not then permitted under Code Section 409A.

10.11 Construction.

All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Company, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

10.12 Governing Law.

This Plan shall be governed by, construed and administered in accordance with the applicable provisions of the Code and any other applicable federal law, provided, however, that to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the state of Mississippi other than its laws respecting choice of law.

10.13 Severability.

If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein.

10.14 Headings.

The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

10.15 Terms.

Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

10.16 409A Compliance.

It is intended that this Plan comply with Code Section 409A in accordance with Internal Revenue Service Notice 2005-1 and proposed regulations thereunder (and any subsequent IRS notices or guidance), and this Plan will be interpreted, administered and operated in good faith accordingly. In the event that any provision of this Plan is inconsistent with Code Section 409A or such guidance, then the applicable provisions of Code Section 409A shall supersede such provision. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.

Notwithstanding the provisions of Section 10.10 to the contrary, the Committee or its designee may amend this Plan, including any procedure or form related thereto, to the extent necessary or appropriate to comply with the provisions of Code Section 409A. Any such amendment may be made with the prior consent of any Participant or beneficiary hereunder and without regard to the limitations imposed under Section 10.10 hereof.

10.17 Payments Upon Income Inclusion Under 409A.

The Plan may permit acceleration of the time or schedule of a payment to a Participant to pay an amount the Participant is required to include in income as a result of the Plan failing to meet the requirements of Code Section 409A.

10.18 Special Election.

Prior to December 31, 2007, consistent with IRS Notice 2005-1, Q&A 19 and Code Section 409A and proposed regulations thereunder, a Participant may change the time and form of a distribution of any prior deferral elections.

10.19 Transitional Provisions.

Except as provided herein, amounts credited under the Prior Plans shall be deemed transferred to an Account established hereunder for the benefit of each participant in each such plan and shall be subject to the terms and conditions set forth herein, effective as of January 1, 2005 (the “Transfer Date”). Such amounts shall further be subject to the following:

(a) The amount credited to any such Account shall be adjusted for investment experience in accordance with the terms of the applicable Prior Plan during the period between the Transfer Date and the Effective Date hereof.

(b) To the extent any benefit under the Prior Plans was in pay status as of the Transfer Date, such benefit shall continue to be distributed in the form, in the amount and at the time or times determined under the Prior Plans.

(c) To the extent any such Account is maintained for the benefit of a Director who was a participant in the Prior Plans and who Separated from Service prior to the Transfer Date, other than on account of Retirement, such Account shall be (i) paid in the form of a lump sum as of February 1, 2007, and (ii) shall be credited with interest at the rate in effect under the applicable Prior Plan as of December 31, 2006, for the period commencing January 1, 2007, and ending January 31, 2007.

(d) To the extent any such Account is maintained for the benefit of a Director who was a participant in the Prior Plans and who Separated from Service after the Transfer Date but before the Effective Date on account of Retirement, such amount shall be distributed in accordance with an election made by such Participant prior to December 31, 2006, which election shall specify the time and form of payment in a manner reasonably acceptable to the Company. Once made, such election shall be irrevocable.

(e) To the extent any benefit under the Prior Plans was distributed to a Director between the Transfer Date and the Effective Date, the amount of such benefit shall be determined in accordance with the provisions of the applicable Prior Plan and shall be distributed to the affected Participant in the form of substantially equal installment payments commending as of (i) the first business day of the seventh month following such participant’s Separation from Service, if he or she is a key employee of the Company as of such separation, determined in accordance with Code Section 409A, or (ii) as of the first business day of the calendar month following such separation if he or she is not such a key employee. Any such payment may be delayed as provided in Section 6.11 hereof.

(f) To the extent any Participant hereunder may Retire prior to June 30, 2007, he or she may elect, on forms acceptable to the Administrator (i) to receive the distribution of his or her Account in one hundred eighty (180) substantially equal installment payments in accordance with the terms of the prior plans, such installments to commence at the time prescribed in subparagraph (3) hereof, or (ii) to invest and receive distribution of his or her Account in accordance with the terms of this Plan. Any such election shall be made prior to March 31, 2007.

THIS PLAN was approved by the Board of Directors of Renasant Bank on October 17, 2006, and executed in multiple originals this 29th day of December, 2006.

Renasant Bank:

By:	/s/ Hollis Ray Smith, EVP

RENASANT BANK

DIRECTORS’ DEFERRED INCOME PLAN

SCHEDULE A

PRERETIREMENT DEATH BENEFIT

Participant	Exchange Amount	Preretirement Death Benefit Amount